Wyoming Secretary of State
2020 Carey Avenue, Suite 700
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: Business@wyo.gov

WY Secretary of State
FILED: 06/26/2019 09:31 AM
Original ID: 2012-000624589
Amendment ID: 2019-002576653

Profit Corporation
Articles of Amendment

1. Corporation name:

Natur International Corp.

2. Article number(s) IV is amended as follows:

The first paragraph of Article IV is hereby deleted and replaced in its entirety by the following:

"The aggregate number of shares which this Corporation shall have authority to issue is seven hundred fifty-five million (755,000,000), seven hundred fifty million (750,000,000) of which shall be shares of common stock, par value $0.001 per share (the "Common Stock"), and five million (5,000,000) of which shall be shares of preferred stock, par value $0.001 per share (the "Preferred Stock")."

3. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself which may be made upon facts objectively ascertainable outside the articles of amendment.

4. The amendment was adopted on 01/22/2019
(Date – mm/dd/yyyy)

Received
JUN 24 2019
Secretary of State
Wyoming

5. Approval of the amendment: *(Please check **only one** appropriate field to indicate the party approving the amendment.)*

☐ **Shares were *not* issued** and the board of directors or incorporators have adopted the amendment.

OR

☐ **Shares were issued** and the board of directors have adopted the amendment *without shareholder approval*, in compliance with W.S. 17-16-1005.

OR

☑ **Shares were issued** and the board of directors have adopted the amendment *with shareholder approval*, in compliance with W.S. 17-16-1003.

Signature: [signature] **Date:** June 21, 2019
(May be executed by Chairman of Board, President or another of its officers.) *(mm/dd/yyyy)*

Print Name: Ellen Berkers

Title: Chief Financial Officer

Contact Person: Carl Van Demark

Daytime Phone Number: 212-907-7366

Email: cvandemark@golenbock.com

(Email provided will receive annual report reminders and filing evidence.)
**May list multiple email addresses*

Checklist

- [x] ***Filing Fee: $50.00*** Make check or money order payable to Wyoming Secretary of State.
- [x] Please submit one **originally signed** document.
- [x] **Typical processing time is 3-5 business days** following the date of receipt in our office.
- [x] Please review form prior to submitting to the Secretary of State to ensure all areas have been completed to avoid a delay in the processing time of your documents.